Exhibit 99.1 - News Release – First fiscal quarter ended December 28, 2014.
201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises reports results for first fiscal quarter

DAVENPORT, Iowa (February 5, 2015) — Lee Enterprises, Incorporated (NYSE: LEE), a major provider of local news, information and advertising in 50 markets, today reported preliminary(1) earnings of 18 cents per diluted common share for its first fiscal quarter ended December 28, 2014, compared with earnings of 22 cents a year ago. Excluding unusual matters, adjusted earnings per diluted common share(2) totaled 22 cents, compared with earnings of 24 cents a year ago.

Mary Junck, chairman and chief executive officer, said: "We're off to a strong start in FY2015 with total digital revenue continuing to grow at an impressive pace — up 25.6% in the quarter. Our audiences remain massive as mobile, tablet, desktop and app page views increased 7.7% to 226 million and unique visitors in the month of December 2014 increased 7.8% to 28 million. Our latest independent research shows that over the course of one week our newspapers and digital products reach almost 80% of all adults and almost three-quarters of adults ages 18-29 in our larger markets."

"Also of significant note, we continued our now more than six year run of strong and stable cash flow with unlevered free cash(2) flow totaling $154.9 million for the last twelve months ended December 28, 2014. And, we aim to keep the string going."

She added: "Lee's full-access subscription model helped produce quarter-over-quarter subscription revenue growth, exceeding previously announced guidance. And through our business transformation efforts we exceeded our cash cost reduction goal for the quarter."

She also noted the following financial highlights for the quarter:

•	Total digital revenue increased 25.6% from the same quarter a year ago, our fifth consecutive quarter of double digit growth;

•	Digital advertising and marketing services revenue increased 7.1% and mobile advertising revenue, which is included in digital advertising, increased 32.4%;

•
Subscription revenue, excluding the subscription-related expense reclassification discussed more fully below, increased 0.3% and we expect full year 2015 subscription revenue, excluding the subscription-related expense reclassification, to increase 2.5%-3.0%;

•
Total cash costs(2), excluding the subscription-related expense reclassification, decreased 2.1%. Our ongoing cost control will continue and we anticipate full year cash costs, excluding the subscription-related expense reclassification, to decrease 0.5%-1.0% in 2015; and

•	Debt was reduced $20.3 million in the quarter and another $12.3 million since then.

FIRST QUARTER OPERATING RESULTS

Operating revenue for the 13 weeks ended December 28, 2014 totaled $176.2 million, a decrease of 0.7% compared with a year ago. Excluding the impact of a subscription-related expense reclassification as a result of moving to fee-for-service delivery contracts at several of our newspapers, operating revenue decreased 3.4%. This reclassification increases both print subscription revenue and operating expenses, with no impact on operating cash flow(2) or operating income. Certain delivery expenses were previously reported as a reduction of revenue. A table later in this release details the impact of the reclassification on revenue and cash costs.

Combined print and digital advertising and marketing services revenue decreased 5.6% to $115.5 million, with retail advertising down 6.6%, classified down 3.4% and national down 4.9%. Retail preprint advertising decreased 8.1%. Combined print and digital classified employment revenue increased 3.0%, while automotive decreased 9.9%, real estate decreased 7.8% and other classified decreased 0.9%. Digital advertising and marketing services revenue on a stand-alone basis increased 7.1% to $19.9 million and now totals 17.3% of total advertising and marketing services revenue. Mobile advertising revenue increased 32.4%. Print advertising and marketing services revenue on a stand-alone basis decreased 7.9%.

Subscription revenue increased 10.9%. Excluding the impact of the subscription-related expense reclassification, subscription revenue increased 0.3%. Our average daily newspaper circulation, including TNI, MNI and digital subscribers, totaled 1.1 million in the 2015 Quarter. Sunday circulation totaled 1.5 million. Amounts are not comparable to the prior year period due to changes in measurements by the Alliance for Audited Media.

Total digital revenue, including advertising, marketing services, subscriptions and digital businesses, totaled $27.2 million in the quarter, up 25.6%.

Cash costs increased 1.6% for the 13 weeks ended December 28, 2014. Compensation decreased 0.3%, with the average number of full-time equivalent employees down 3.5%. Newsprint and ink expense decreased 16.2%, primarily the result of a reduction in newsprint volume of 13.3%. Other operating expenses increased 7.3%. Excluding the impact of the subscription-related expense reclassification, cash costs decreased 2.1%. We expect our cash costs, excluding the subscription-related expense reclassification, to decrease 0.5%-1.0% in 2015.

Operating cash flow decreased 6.8% from a year ago to $46.0 million. Operating cash flow margin(2) decreased to 26.1%, compared to 27.8% a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as unusual matters in both years, operating income totaled $37.5 million in the current year quarter, compared with operating income of $40.2 million a year ago. Operating income margin was 21.3% in the current year quarter, compared with 22.7% a year ago. The subscription expense reclassification reduced operating cash flow margin and operating income margin by 0.8% and 0.6%, respectively.

Non-operating expenses increased 1.3% for the 13 weeks ended December 28, 2014. Amortization of debt financing costs were $1.1 million in the current year quarter compared to $0.1 million in the prior year quarter. We also recognized $1.3 million of non-operating expense in the current year quarter due to the change in fair value of stock warrants issued in connection with our refinancing in 2014. Interest expense decreased 9.8% in the current year quarter due to lower debt balances and non-cash interest expense of $1.2 million in the prior year quarter. Income attributable to Lee Enterprises, Incorporated for the quarter totaled $9.8 million, compared with income of $11.9 million a year ago.

ADJUSTED EARNINGS AND EPS FOR THE QUARTER

The following table summarizes the impact from unusual matters on income attributable to Lee Enterprises, Incorporated and earnings per diluted common share. Per share amounts may not add due to rounding.

			13 Weeks Ended
	December 28 2014		December 29 2013
(Thousands of Dollars, Except Per Share Data)	Amount	Per Share	Amount	Per Share

Income attributable to Lee Enterprises, Incorporated, as reported	9,753	0.18	11,892	0.22
Adjustments:
Debt financing costs	1,102		104
Amortization of debt present value adjustment	—		1,198
Warrants fair value adjustment	1,302		—
Other, net	(54)		163
	2,350		1,465
Income tax effect of adjustments, net	(367)		(512)
	1,983	0.04	953	0.02
Income attributable to Lee Enterprises, Incorporated, as adjusted	11,736	0.22	12,845	0.24

SUBSCRIPTION EXPENSE RECLASSIFICATION

Certain results, excluding the impact of the subscription-related expense reclassification, are as follows:

	13 Weeks Ended
(Thousands of Dollars)	December 28 2014	December 29 2013	Percent Change

Subscription revenue, as reported	50,399	45,452	10.9
Adjustment for subscription-related expense reclassification	(4,807)	—	NM
Subscription revenue, as adjusted	45,592	45,452	0.3

Total operating revenue, as reported	176,154	177,385	(0.7)
Adjustment for subscription-related expense reclassification	(4,807)	—	NM
Total operating revenue, as adjusted	171,347	177,385	(3.4)

Other cash costs, as reported	59,181	55,157	7.3
Adjustment for subscription-related expense reclassification	(4,807)	—	NM
Other cash costs, as adjusted	54,374	55,157	(1.4)

Total cash costs, as reported	130,175	128,068	1.6
Adjustment for subscription-related expense reclassification	(4,807)	—	NM
Total cash costs, as adjusted	125,368	128,068	(2.1)
Approximately $4,444,000, or 92.4% of the reclassification impacts revenue and cash costs of our Lee Legacy operations, and approximately $363,000, or 7.6% impacts Pulitzer.

FULL ACCESS SUBSCRIPTION INITIATIVE

As previously reported, we launched our full access subscription initiative in April 2014. As of today, 30 markets have been launched and we are on track to launch all of our markets before June 2015. More than 200,000 subscribers have activated their access to our digital content to date. As previously reported, due to the timing of the rollout and subscriber renewal dates, the bulk of the positive revenue from this initiative should be realized in 2015 and we expect 2015 subscriber revenue, excluding the subscription-related expense reclassification, to increase 2.5-3.0%.

DEBT AND FREE CASH FLOW(2)

Debt was reduced $20.3 million in the quarter and by an additional $12.3 million since then. Including $32.0 million borrowed to pay 2014 refinancing costs that has since been repaid, debt has been reduced $80.5 million in the last twelve months ended December 2014.

Unlevered free cash flow totaled $45.8 million in the current year quarter compared to $50.1 million in the same quarter a year ago and $154.9 million over the last twelve months. Liquidity at December 28, 2014 totaled $48.5 million compared to $28.2 million of required debt principal payments over the next twelve months.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast later today at 9:00 a.m. Central Standard Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 888-510-1767 and entering a conference passcode of 108037 at least five minutes before the scheduled start. Please note that this is a different number than what was previously communicated. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 46 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 22 states. Lee's newspapers have circulation of 1.1 million daily and 1.5 million Sunday, reaching over three million readers in print alone. Lee's websites and mobile and tablet products attracted 27.6 million unique visitors in December 2014. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;

•	Our ability to comply with the financial covenants in our credit facilities;

•	Our ability to refinance our debt as it comes due;

•	That the warrants issued in our refinancing will not be exercised;

•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;

•	Changes in advertising demand;

•	Potential changes in newsprint, other commodities and energy costs;

•	Interest rates;

•	Labor costs;

•	Legislative and regulatory rulings;

•	Our ability to achieve planned expense reductions;

•	Our ability to maintain employee and customer relationships;

•	Our ability to manage increased capital costs;

•	Our ability to maintain our listing status on the NYSE;

•	Competition; and

•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:
Charles Arms
Director of Communications
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	13 Weeks Ended
(Thousands of Dollars, Except Per Share Data)	December 28 2014	December 29 2013	Percent Change

Advertising and marketing services:
Retail	76,814	82,279	(6.6)
Classified:
Employment	7,425	7,209	3.0
Automotive	7,335	8,140	(9.9)
Real estate	4,074	4,419	(7.8)
All other	10,361	10,453	(0.9)
Total classified	29,195	30,221	(3.4)
National	7,151	7,517	(4.9)
Niche publications and other	2,317	2,374	(2.4)
Total advertising and marketing services revenue	115,477	122,391	(5.6)
Subscription	50,399	45,452	10.9
Commercial printing	2,816	3,032	(7.1)
Digital services and other	7,462	6,510	14.6
Total operating revenue	176,154	177,385	(0.7)
Operating expenses:
Compensation	61,937	62,142	(0.3)
Newsprint and ink	8,846	10,562	(16.2)
Other operating expenses	59,181	55,157	7.3
Workforce adjustments	211	207	1.9
Cash costs	130,175	128,068	1.6
Operating cash flow	45,979	49,317	(6.8)
Depreciation	4,616	5,131	(10.0)
Amortization	6,880	6,893	(0.2)
Loss (gain) on sales of assets, net	(257)	10	NM
Equity in earnings of associated companies	2,757	2,919	(5.5)
Operating income	37,497	40,202	(6.7)

CONSOLIDATED STATEMENTS OF OPERATIONS, continued

	13 Weeks Ended
(Thousands of Dollars and Shares, Except Per Share Data)	December 28 2014	December 29 2013	Percent Change

Non-operating income (expense):
Financial income	78	120	(35.0)
Interest expense	(18,790)	(20,827)	(9.8)
Debt financing costs	(1,102)	(104)	NM
Other, net	(1,178)	94	NM
	(20,992)	(20,717)	1.3
Income before income taxes	16,505	19,485	(15.3)
Income tax expense	6,498	7,383	(12.0)
Net income	10,007	12,102	(17.3)
Net income attributable to non-controlling interests	(254)	(210)	21.0
Income attributable to Lee Enterprises, Incorporated	9,753	11,892	(18.0)

Earnings per common share:
Basic	0.19	0.23	(17.4)
Diluted	0.18	0.22	(18.2)

Average common shares:
Basic	52,471	52,081
Diluted	53,954	53,259

SELECTED CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED)

	13 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	December 28 2014	December 29 2013	December 28 2014

Advertising and marketing services	115,477	122,391	435,087
Subscription	50,399	45,452	181,773
Other	10,278	9,542	38,606
Total operating revenue	176,154	177,385	655,466
Compensation	61,937	62,142	242,849
Newsprint and ink	8,846	10,562	36,278
Other operating expenses	59,181	55,157	223,353
Depreciation and amortization	11,496	12,024	47,983
Loss (gain) on sales of assets, net	(257)	10	(1,605)
Impairment of goodwill and other assets	—	—	2,980
Workforce adjustments	211	207	1,271
Total operating expenses	141,414	140,102	553,109
Equity in earnings of TNI and MNI	2,757	2,919	8,135
Operating income	37,497	40,202	110,492
Adjusted to exclude:
Depreciation and amortization	11,496	12,024	47,983
Loss (gain) on sales of assets, net	(257)	10	(1,605)
Impairment of intangible and other assets	—	—	2,980
Equity in earnings of TNI and MNI	(2,757)	(2,919)	(8,135)
Operating cash flow	45,979	49,317	151,715
Add:
Ownership share of TNI and MNI EBITDA(2) (50%)	3,756	3,921	11,071
Adjusted to exclude:
Stock compensation	443	264	1,660
Adjusted EBITDA(2)	50,178	53,502	164,446
Adjusted to exclude:
Ownership share of TNI and MNI EBITDA (50%)	(3,756)	(3,921)	(11,071)
Add (deduct):
Distributions from TNI and MNI	2,944	2,815	10,125
Capital expenditures, net of insurance proceeds	(3,547)	(2,295)	(13,076)
Pension contributions	—	—	(1,522)
Cash income tax refunds (payments)	(4)	(14)	6,032
Unlevered free cash flow	45,815	50,087	154,934
Add (deduct):
Financial income	78	120	343
Interest expense to be settled in cash	(18,790)	(19,628)	(76,492)
Debt financing costs paid	(17)	(2)	(31,602)
Free cash flow	27,086	30,577	47,183

SELECTED LEE LEGACY(2) ONLY FINANCIAL INFORMATION
(UNAUDITED)

	13 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	December 28 2014	December 29 2013	December 28 2014

Advertising and marketing services	80,055	83,209	303,664
Subscription	33,546	28,749	118,789
Other	8,780	8,217	33,771
Total operating revenue	122,381	120,175	456,224
Compensation	46,246	45,826	181,061
Newsprint and ink	6,523	7,338	26,269
Other operating expenses	33,577	29,120	123,430
Depreciation and amortization	7,951	8,082	33,031
Loss (gain) on sales of assets, net	(79)	(15)	(1,426)
Impairment of goodwill and other assets	—	—	378
Workforce adjustments	72	49	576
Total operating expenses	94,290	90,400	363,319
Equity in earnings of MNI	1,112	1,130	3,366
Operating income	29,203	30,905	96,271
Adjusted to exclude:
Depreciation and amortization	7,951	8,082	33,031
Loss (gain) on sales of assets, net	(79)	(15)	(1,426)
Impairment of intangible and other assets	—	—	378
Equity in earnings of MNI	(1,112)	(1,130)	(3,366)
Operating cash flow	35,963	37,842	124,888
Add:
Ownership share of MNI EBITDA (50%)	2,007	2,027	5,885
Adjusted to exclude:
Stock compensation	443	264	1,660
Adjusted EBITDA	38,413	40,133	132,433
Adjusted to exclude:
Ownership share of MNI EBITDA (50%)	(2,007)	(2,027)	(5,885)
Add (deduct):
Distributions from MNI	1,750	1,500	5,000
Capital expenditures, net of insurance proceeds	(2,080)	(2,163)	(8,775)
Pension contributions	—	—	(87)
Cash income tax refunds (payments)	(4)	(14)	(256)
Intercompany charges not settled in cash	(2,318)	(2,099)	(9,897)
Other	—	—	(2,000)
Unlevered free cash flow	33,754	35,330	110,533
Add (deduct):
Financial income	78	120	343
Interest expense to be settled in cash	(18,330)	(18,355)	(73,466)
Debt financing costs paid	(17)	(2)	(31,594)
Free cash flow	15,485	17,093	5,816

SELECTED PULITZER(2) ONLY FINANCIAL INFORMATION
(UNAUDITED)

	13 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	December 28 2014	December 29 2013	December 28 2014

Advertising and marketing services	35,422	39,182	131,423
Subscription	16,853	16,703	62,984
Other	1,498	1,325	4,835
Total operating revenue	53,773	57,210	199,242
Compensation	15,691	16,316	61,788
Newsprint and ink	2,323	3,224	10,009
Other operating expenses	25,604	26,037	99,923
Depreciation and amortization	3,545	3,942	14,952
Loss (gain) on sales of assets, net	(178)	25	(179)
Impairment of goodwill and other assets	—	—	2,602
Workforce adjustments	139	158	695
Total operating expenses	47,124	49,702	189,790
Equity in earnings of TNI	1,645	1,789	4,769
Operating income	8,294	9,297	14,221
Adjusted to exclude:
Depreciation and amortization	3,545	3,942	14,952
Loss (gain) on sales of assets, net	(178)	25	(179)
Impairment of intangible and other assets	—	—	2,602
Equity in earnings of TNI	(1,645)	(1,789)	(4,769)
Operating cash flow	10,016	11,475	26,827
Add:
Ownership share of TNI EBITDA (50%)	1,749	1,894	5,186
Adjusted EBITDA	11,765	13,369	32,013
Adjusted to exclude:
Ownership share of TNI EBITDA (50%)	(1,749)	(1,894)	(5,186)
Add (deduct):
Distributions from TNI	1,194	1,315	5,125
Capital expenditures, net of insurance proceeds	(1,467)	(132)	(4,301)
Pension contributions	—	—	(1,435)
Cash income tax refunds (payments)	—	—	6,288
Intercompany charges not settled in cash	2,318	2,099	9,897
Other	—	—	2,000
Unlevered free cash flow	12,061	14,757	44,401
Add (deduct):
Interest expense to be settled in cash	(460)	(1,273)	(3,026)
Debt financing costs paid	—	—	(8)
Free cash flow	11,601	13,484	41,367

REVENUE BY REGION

	13 Weeks Ended
(Thousands of Dollars)	December 28 2014	December 29 2013	Percent Change

Midwest	109,266	111,945	(2.4)
Mountain West	35,740	34,684	3.0
West	11,964	11,662	2.6
East/Other	19,184	19,094	0.5
Total	176,154	177,385	(0.7)

SELECTED BALANCE SHEET INFORMATION

(Thousands of Dollars)	February 5 2015	December 28 2014	September 28 2014

Cash		15,943	16,704

Debt (Principal Amount):
Revolving Facility	—	—	5,000
1st Lien Term Loan	207,250	215,500	226,750
Notes	400,000	400,000	400,000
2nd Lien Term Loan	150,000	150,000	150,000
Pulitzer Notes	15,000	19,000	23,000
	772,250	784,500	804,750

SELECTED STATISTICAL INFORMATION

	13 Weeks Ended
	December 28 2014	December 29 2013	Percent Change

Capital expenditures, net of insurance proceeds (Thousands of Dollars)	3,547	2,295	54.6
Newsprint volume (Tonnes)	13,816	15,931	(13.3)
Average full-time equivalent employees	4,457	4,617	(3.5)
Shares outstanding at end of period (Thousands of Shares)	54,492	53,449	2.0

NOTES

(1)
This earnings release is a preliminary report of results for the periods included.  The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(2)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•
Adjusted EBITDA is defined as operating income (loss), plus depreciation, amortization, impairment charges, stock compensation and 50% of EBITDA from associated companies, minus equity in earnings of associated companies and curtailment gains.

•
Adjusted Income (Loss) and Adjusted Earnings (Loss) Per Common Share are defined as income (loss) attributable to Lee Enterprises, Incorporated and earnings (loss) per common share adjusted to exclude both unusual matters and those of a substantially non-recurring nature.

•
Cash Costs are defined as compensation, newsprint and ink, other operating expenses and certain unusual matters, such as workforce adjustment costs. Depreciation, amortization, impairment charges, other non-cash operating expenses and other unusual matters are excluded.

•
Operating Cash Flow is defined as operating income (loss) plus depreciation, amortization and impairment charges, minus equity in earnings of associated companies and curtailment gains. Operating Cash Flow margin is defined as operating cash flow divided by operating revenue. The terms operating cash flow and EBITDA are used interchangeably.

•
Unlevered Free Cash Flow is defined as operating income (loss), plus depreciation, amortization, impairment charges, stock compensation, distributions from associated companies and cash income tax refunds, minus equity in earnings of associated companies, curtailment gains, cash income taxes, pension contributions and capital expenditures. Changes in working capital, asset sales, minority interest and discontinued operations are excluded. Free Cash Flow also includes financial income, interest expense and debt financing and reorganization costs.

We also present selected information for Lee Legacy and Pulitzer Inc. ("Pulitzer"). Lee Legacy constitutes the business of the Company excluding Pulitzer, a wholly-owned subsidiary of the Company.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the Company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The Company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(3)
Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior periods have been adjusted for comparative purposes, and the reclassifications have no impact on earnings.